Exhibit 99.1

ChampionX Reports Second Quarter 2021 Results

•Revenue of $749.2 million increased 9% sequentially
•Net income attributable to ChampionX of $7.3 million; adjusted net income of $23.5 million
•Adjusted EBITDA of $105.4 million
•Cash from operating activities of $60.9 million and free cash flow of $40.8 million

THE WOODLANDS, TX, July 28, 2021 - ChampionX Corporation (NASDAQ: CHX) (“ChampionX” or the “Company”) today announced second quarter of 2021 results. Revenue was $749.2 million, net income attributable to ChampionX was $7.3 million, and adjusted EBITDA was $105.4 million. Income before income taxes margin was 1.5%, and adjusted EBITDA margin was 14.1%. Cash provided by operating activities was $60.9 million, and free cash flow was $40.8 million.

CEO Commentary

“We recently marked the one-year anniversary of our transformational merger and we are proud of how remarkably well our organization has performed and adapted to the dynamic and evolving energy market environment of the past year. I especially want to thank all our worldwide employees for their continued dedication and commitment to serving our customers and communities well,” ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said.

“During the second quarter of 2021, we delivered solid results driven by our strong topline growth across our portfolio. We generated revenue of $749 million, which increased 9% sequentially, driven by robust demand growth in both our North American and international markets. We delivered adjusted EBITDA of $105 million, which represented a sequential increase of 12%. Our teams executed well navigating the raw material and logistics inflation challenges to deliver strong results in the second quarter.

“We once again demonstrated our strong free cash flow profile as we generated free cash flow of $41 million and we further strengthened our balance sheet by repaying $62 million of debt during the quarter. We ended the second quarter with $592 million of liquidity, including $239 million of cash and $353 million of available capacity on our revolving credit facility.

“Our team continues to execute well on merger integration. We exited the second quarter at a $103 million run rate and we are well positioned to deliver the full targeted cost synergies of $125 million within 24 months of the merger closing.

“As we look to the third quarter, we expect our topline momentum to continue, driven by demand growth in both our international operations and our shorter-cycle North American businesses. We fully expect to deliver healthy margin improvement in the second half as continued volume improvements, price increase realization and cost synergy delivery offset raw material cost inflation. We remain highly confident to exit this year with a higher margin rate than our 2020 exit rate. On a consolidated basis, in the third quarter we expect revenue to be between $765 million and $805 million, with each of our businesses contributing to the sequential growth. We expect adjusted EBITDA of $119 million to $125 million.

“We are pleased by the positive demand momentum in our businesses in the second half of this year and beyond, and we remain committed to our strategic priorities, disciplined operating model and rigorous capital allocation approach. We are excited about the progress we are making in building our emissions management portfolio. ChampionX is well positioned to be a long-term winner in the evolving energy industry, and it is a privilege for me to lead such a strong and motivated team.”

Production Chemical Technologies

Production Chemical Technologies revenue in the second quarter of 2021 was $447.0 million, an increase of $34.7 million, or 8%, sequentially, due to higher international volumes and continued sales increases in our North America business.

Segment operating profit was $33.9 million and adjusted segment EBITDA was $61.7 million. Segment operating profit margin was 7.6%. Adjusted segment EBITDA margin was 13.8%, an increase of 20 basis points, sequentially, due to the aforementioned higher sales volumes, partially offset by certain raw materials inflation.

Production & Automation Technologies

Production & Automation Technologies revenue in the second quarter of 2021 was $188.2 million, an increase of $21.3 million, or 13%, sequentially, due to continued positive demand momentum for our shorter-cycle North American land-oriented product lines.

Revenue from digital products was $32.4 million in the second quarter of 2021, an increase of $3.4 million, or 12%, compared to $29.0 million in the first quarter of 2021.

Segment operating profit was $12.3 million, and adjusted segment EBITDA was $37.9 million. Segment operating profit margin was 6.5%. Adjusted segment EBITDA margin was 20.1%, a decrease of 120 basis points, sequentially, due to certain raw materials inflation and unfavorable product mix.

Drilling Technologies

Drilling Technologies revenue in the second quarter of 2021 was $37.6 million, an increase of $2.6 million, or 7%, sequentially, due to the continued increase in U.S. land drilling activity.

Segment operating profit was $3.9 million, and adjusted segment EBITDA was $8.5 million. Segment operating profit margin was 10.3%. Adjusted segment EBITDA margin was 22.6%, an increase of 180 basis points, sequentially, due to higher volumes.

Reservoir Chemical Technologies

Reservoir Chemical Technologies revenue in the second quarter of 2021 was $33.2 million, an increase of $3.3 million, or 11%, sequentially, driven by higher U.S. well construction and completion activity.

Segment operating loss was $2.6 million, and adjusted segment EBITDA was $0.2 million. Segment operating loss margin was 7.8%. Adjusted segment EBITDA margin was 0.6%, an increase of 250 basis points, sequentially, due to higher volumes.

Other Business Highlights

•Chemical Technologies saw positive signs of emerging activity in international markets, particularly in the Latin America and Middle East & North Africa regions.
•Production Chemical Technologies delivered strong customer contract wins in the Canadian oil sands and in Sub-Saharan Africa, based on technical and service differentiation.
•Production Chemical Technologies experienced U.S. land market strength, driven by digital and technical differentiation in midstream markets, continued innovation (e.g., our new paraffin-targeted chemistries which are driving operational improvements for E&P operators in West Texas), and market share gains.
•UNBRIDLED ESP Systems delivered two new customer wins in the Permian Basin, one with an active major oil company and the other with a Permian-focused private operator for which we were awarded 50% of all new well ESP installations. These awards came subsequent to the customers visiting our Permian Basin Operations Center and experiencing our ChampionX Artificial Lift continuous improvement culture and programs.
•ChampionX’s UNBRIDLED ESP Systems launches its SMARTEN PurePower Pro in August, which is a cost-effective solution which dramatically reduces the harmonic distortion that ESP operations have on local power grids. The technology is especially well suited for unconventional operations where rapidly declining production rates result in lower power load on equipment over time because it automatically adjusts as the power load changes and reduces power requirements by as much as 7% for fields produced with ESPs. The equipment can be remotely monitored and optimized, thus reducing operating costs and HSE exposure.
•Production & Automation Technologies was awarded 12 complete rod lift solutions packages, inclusive of long-stroke units, high-volume pumps, and automation for a major integrated oil and gas producer in the Vaca Muerta play in Argentina.
•During the second quarter, 79% of Drilling Technologies revenue was generated from products that were less than three years old.
•During the second quarter, ChampionX completed an investment in QLM Technology, which has developed a revolutionary quantum gas camera with a unique and cost-effective ability to detect, visualize and quantify emissions of methane. Coupled with our acquisition of Scientific Aviation, Inc., ChampionX is making progress on its strategic objective of evolving the portfolio for sustained growth and is helping organizations in the energy industry achieve their net zero emissions goals through mitigation of sources.
•In July, ChampionX completed the acquisition of Scientific Aviation, Inc., which is an industry leader in developing methods and technologies for fast, accurate, and cost-effective solutions for methane leak detection, emissions quantification and air quality research, helping customers and other organizations to achieve their greenhouse gas emissions reduction goals.

Conference Call Details

ChampionX Corporation will host a conference call on Thursday, July 29, 2021, to discuss its second quarter 2021 financial results. The call will begin at 9:00 a.m. Eastern Time. Presentation materials that supplement the conference call are available on ChampionX’s website at investors.championx.com.

To listen to the call via a live webcast, please visit ChampionX’s website at investor.championx.com. The call will also be available by dialing 1-888-424-8151 in the United States and Canada or 1-847-585-4422 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference ChampionX conference call number 8113563.

A replay of the conference call will be available on ChampionX’s website or at https://onlinexperiences.com/Launch/QReg/ShowUUID=322D345C-8A00-40DC-A720-31A0EA71CA3C&LangLocale=1033. Enter passcode 50190035.

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About Non-GAAP Measures

In addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release presents non-GAAP financial measures. Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to ChampionX and adjusted diluted earnings per share attributable to ChampionX, reflect the core operating results of our businesses and help facilitate comparisons of operating performance across periods. In addition, free cash flow and free cash flow to revenue ratio are used by management to measure our ability to generate positive cash flow for debt reduction and to support our strategic objectives. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the accompanying financial tables.

This press release also contains certain forward-looking non-GAAP financial measures, including adjusted EBITDA. Due to the forward-looking nature of the aforementioned non-GAAP financial measure, management cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as net income. Accordingly, we are unable to present a quantitative reconciliation of such forward looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Amounts excluded from these non-GAAP measures in future periods could be significant. Management believes the aforementioned non-GAAP financial measures are good tools for internal use and the investment community in evaluating ChampionX’s overall financial performance.

About ChampionX

ChampionX is a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. ChampionX’s products provide efficient functioning throughout the lifecycle of a well with a focus on the production phase of wells. To learn more about ChampionX, visit our website at www.championX.com.

Forward-Looking Statements
This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities.  Forward-looking statements include statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operations of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in ChampionX’s other filings with the SEC. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact: Byron Pope
byron.pope@championx.com
281-602-0094

Media Contact: John Breed
john.breed@championx.com
281-403-5751

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in thousands, except per share amounts)	2021	2021	2020	2021	2020
Revenue	$749,172	$684,888	$298,914	$1,434,060	$560,348
Cost of goods and services	569,167	522,556	266,684	1,091,723	445,779
Gross profit	180,005	162,332	32,230	342,337	114,569
Selling, general and administrative expense	152,341	143,478	130,657	295,819	208,800
Goodwill and long-lived asset impairment	—	—	—	—	657,251
Interest expense, net	14,064	13,971	11,262	28,035	20,301
Other (income) expense, net	2,251	(1,936)	312	315	(1,321)
Income (loss) before income taxes	11,349	6,819	(110,001)	18,168	(770,462)
Provision for (benefit from) income taxes	3,563	2,782	(954)	6,345	(27,960)
Net income (loss)	7,786	4,037	(109,047)	11,823	(742,502)
Less: Net income (loss) attributable to noncontrolling interest	536	(1,735)	598	(1,199)	871
Net income (loss) attributable to ChampionX	$7,250	$5,772	$(109,645)	$13,022	$(743,373)

Earnings (loss) per share attributable to ChampionX:
Basic	$0.04	$0.03	$(0.95)	$0.06	$(7.72)
Diluted	$0.03	$0.03	$(0.95)	$0.06	$(7.72)

Weighted-average shares outstanding:
Basic	201,467	200,580	115,149	201,063	96,313
Diluted	208,541	207,271	115,149	207,939	96,313

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$238,995	$201,421
Receivables, net	576,090	559,545
Inventories, net	467,594	430,112
Prepaid expenses and other current assets	67,360	74,767
Total current assets	1,350,039	1,265,845

Property, plant and equipment, net	818,928	854,536
Goodwill	690,134	680,594
Intangible assets, net	436,027	479,009
Other non-current assets	190,882	195,792
Total assets	$3,486,010	$3,475,776

LIABILITIES
Current portion of long-term debt	$26,850	$26,850
Accounts payable	391,213	299,666
Other current liabilities	268,515	296,044
Total current liabilities	686,578	622,560

Long-term debt	838,826	905,764
Other long-term liabilities	301,649	334,877
EQUITY
ChampionX stockholders’ equity	1,674,315	1,625,971
Noncontrolling interest	(15,358)	(13,396)
Total liabilities and equity	$3,486,010	$3,475,776

CHAMPIONX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$11,823	$(742,502)
Depreciation	76,648	58,139
Amortization	43,739	26,274
Goodwill and long-lived asset impairment	—	657,251
Receivables	(18,706)	77,777
Inventories	(41,586)	24,794
Accounts payable	92,997	(30,331)
Leased assets	(1,609)	(9,311)
Other	(12,168)	15,942
Net cash provided by operating activities	151,138	78,033

Cash flows from investing activities:
Capital expenditures	(45,680)	(19,322)
Acquisitions, net of cash acquired	—	57,588
Proceeds from sale of fixed assets	2,482	1,066
Net cash (used for) provided by investing activities	(43,198)	39,332

Cash flows from financing activities:
Proceeds from long-term debt	—	125,000
Repayment of long-term debt	(71,113)	(125,000)
Debt issuance costs	—	(4,356)
Other	1,370	(5,614)
Net cash used for financing activities	(69,743)	(9,970)

Effect of exchange rate changes on cash and cash equivalents	(623)	(790)

Net increase (decrease) in cash and cash equivalents	37,574	106,605
Cash and cash equivalents at beginning of period	201,421	35,290
Cash and cash equivalents at end of period	$238,995	$141,895

CHAMPIONX CORPORATION
BUSINESS SEGMENT DATA
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in thousands)	2021	2021	2020	2021	2020
Segment revenue:
Production Chemical Technologies	$447,049	$412,371	$136,002	$859,420	$136,002
Production & Automation Technologies	188,173	166,845	114,741	355,018	320,220
Drilling Technologies	37,589	34,994	20,948	72,583	76,903
Reservoir Chemical Technologies	33,222	29,891	9,306	63,113	9,306
Corporate and other	43,139	40,787	17,917	83,926	17,917
Total revenue	$749,172	$684,888	$298,914	$1,434,060	$560,348

Income (loss) before income taxes:
Segment operating profit (loss):
Production Chemical Technologies	$33,871	$30,357	$9,922	$64,228	$9,922
Production & Automation Technologies	12,292	5,362	(37,168)	17,654	(685,759)
Drilling Technologies	3,868	6,386	(3,811)	10,254	7,548
Reservoir Chemical Technologies	(2,594)	(3,228)	(2,811)	(5,822)	(2,811)
Total segment operating profit (loss)	47,437	38,877	(33,868)	86,314	(671,100)
Corporate and other	22,024	18,087	64,871	40,111	79,061
Interest expense, net	14,064	13,971	11,262	28,035	20,301
Income (loss) before income taxes	$11,349	$6,819	$(110,001)	$18,168	$(770,462)

Operating profit margin / income (loss) before income taxes margin:
Production Chemical Technologies	7.6%	7.4%	7.3%	7.5%	7.3%
Production & Automation Technologies	6.5%	3.2%	(32.4)%	5.0%	(214.2)%
Drilling Technologies	10.3%	18.2%	(18.2)%	14.1%	9.8%
Reservoir Chemical Technologies	(7.8)%	(10.8)%	(30.2)%	(9.2)%	(30.2)%
ChampionX Consolidated	1.5%	1.0%	(36.8)%	1.3%	(137.5)%

Adjusted EBITDA
Production Chemical Technologies	$61,708	$56,025	$22,431	$117,733	$22,431
Production & Automation Technologies	37,903	35,512	14,492	73,415	54,524
Drilling Technologies	8,494	7,292	1,800	15,786	17,570
Reservoir Chemical Technologies	202	(558)	(314)	(356)	(314)
Corporate and other	(2,926)	(4,025)	(3,948)	(6,951)	(6,492)
Adjusted EBITDA	$105,381	$94,246	$34,461	$199,627	$87,719

Adjusted EBITDA margin
Production Chemical Technologies	13.8%	13.6%	16.5%	13.7%	16.5%
Production & Automation Technologies	20.1%	21.3%	12.6%	20.7%	17.0%
Drilling Technologies	22.6%	20.8%	8.6%	21.7%	22.8%
Reservoir Chemical Technologies	0.6%	(1.9)%	(3.4)%	(0.6)%	(3.4)%
ChampionX Consolidated	14.1%	13.8%	11.5%	13.9%	15.7%

CHAMPIONX CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in thousands)	2021	2021	2020	2021	2020
Net income (loss) attributable to ChampionX	$7,250	$5,772	$(109,645)	$13,022	$(743,373)
Pre-tax adjustments:
Merger integration costs	12,665	12,190	5,705	24,855	9,110
Restructuring and other related charges	3,775	4,256	12,128	8,031	14,894
Intellectual property defense	2,790	(1,009)	181	1,781	392
Acquisition-related adjustments (1)	(3,512)	(3,512)	5,831	(7,024)	5,831
Acquisition costs	—	530	53,047	530	61,150
Loss on extinguishment of debt	3,305	—	—	3,305	—
Separation and supplemental benefit costs	1,559	—	(317)	1,559	51
Professional fees related to material weakness remediation (2)	—	—	2,044	—	4,788
Goodwill and long-lived asset impairment (3)	—	—	—	—	657,251
Tax impact of adjustments	(4,322)	(2,616)	(18,208)	(6,938)	(57,330)
Adjusted net income (loss) attributable to ChampionX	23,510	15,611	(49,234)	39,121	(47,236)
Tax impact of adjustments	4,322	2,616	18,208	6,938	57,330
Net income (loss) attributable to noncontrolling interest	536	(1,735)	598	(1,199)	871
Depreciation and amortization	59,386	61,001	54,581	120,387	84,413
Provision for (benefit from) income taxes	3,563	2,782	(954)	6,345	(27,960)
Interest expense, net	14,064	13,971	11,262	28,035	20,301
Adjusted EBITDA	$105,381	$94,246	$34,461	$199,627	$87,719
_______________________
(1)    Includes revenue associated with the amortization of a liability established as part of the Merger, representing unfavorable terms under the Cross Supply Agreement. For the three months ended June 30, 2020, in association with the Merger of legacy ChampionX, we recorded an increase to the fair value of inventory which is subsequently amortized to cost of sales over the period that the related product is sold.
(2)    Includes professional fees related to the remediation of material weaknesses identified during 2019.
(3) Represents charges for goodwill and long-lived asset impairments in our Production & Automation Technologies segment.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in thousands)	2021	2021	2020	2021	2020
Diluted earnings (loss) per share attributable to ChampionX	$0.03	$0.03	$(0.95)	$0.06	$(7.72)
Per share adjustments:
Merger integration costs	0.06	0.06	0.05	0.12	0.10
Restructuring and other related charges	0.02	0.02	0.11	0.04	0.15
Intellectual property defense	0.01	(0.01)	—	0.01	—
Acquisition-related adjustments	(0.02)	(0.01)	0.05	(0.03)	0.06
Acquisition costs	—	—	0.46	—	0.63
Loss on extinguishment of debt	0.02	—	—	0.02	—
Separation and supplemental benefit costs	0.01	—	—	0.01	—
Professional fees related to material weakness remediation and impairment analysis	—	—	0.01	—	0.05
Goodwill and long-lived asset impairment	—	—	—	—	6.83
Tax impact of adjustments	(0.02)	(0.01)	(0.16)	(0.04)	(0.59)
Adjusted diluted earnings (loss) per share attributable to ChampionX	$0.11	$0.08	$(0.43)	0.19	(0.49)

Free Cash Flow

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in thousands)	2021	2021	2020	2021	2020
Free Cash Flow
Cash provided by operating activities	$60,924	$90,214	$48,811	$151,138	$78,033
Less: Capital expenditures	(20,101)	(25,579)	(11,855)	(45,680)	(19,322)
Free cash flow	$40,823	$64,635	$36,956	$105,458	$58,711

Cash From Operating Activities to Revenue Ratio
Cash provided by operating activities	$60,924	$90,214	$48,811	$151,138	$78,033
Revenue	$749,172	$684,888	$298,914	$1,434,060	$560,348

Cash from operating activities to revenue ratio	8%	13%	16%	11%	14%

Free Cash Flow to Revenue Ratio
Free cash flow	$40,823	$64,635	$36,956	$105,458	$58,711
Revenue	$749,172	$684,888	$298,914	$1,434,060	$560,348

Free cash flow to revenue ratio	5%	9%	12%	7%	10%

Free Cash Flow to Adjusted EBITDA Ratio
Free cash flow	$40,823	$64,635	$36,956	$105,458	$58,711
Adjusted EBITDA	$105,381	$94,246	$34,461	$199,627	$87,719

Free cash flow to adjusted EBITDA ratio	39%	69%	107%	53%	67%